Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 17 to the Registration Statement (the “Registration Statement”) on Form N-1A of our report dated July 10, 2009, relating to the financial statements and financial highlights the MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, and MCBT Pan European Select Fund comprising the Martin Currie Business Trust (the “Trust”) which appears in the April 30, 2009 Annual Report to Shareholders of the Trust, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights Information”, “Investment Advisory and Other Services - Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 28, 2009